Exhibit 10.1

The Summary of the Contract

Seller: Shanghai Shang Yang Real Eestate Consultation Company Limited    (SHSY)
Buyer: The Bank of Jiangsu, Suzhou Branch    (BANK)

Article One:
1.
The property (the Property) that SHSY sells refers to Room104 and Room 204, located at 8 Suhua Road, Suzhou Industrial Park. The property is for commercial use, 2,316.5 square meters, 923.05 square meters for Room 104 and 1,393.45 square meters for Room 204.

2.	The Property Right Certification Number of the Room 104 is 00179036 as in Suzhou Industrial Park; the Property Right Certification Number of the Room 204 is 00179032 as in Suzhou Industrial Park.

Article Two:
Two parties agree that the total amount of this transaction (the Amount) is 52,816,200 RMB. When BANK pays SHSY, SHSY shall provide BANK with legal receipt.

1.	Within 3 days after signing this contract, BANK shall pay SHSY 90% of the Amount, which is 47,534,580 RMB.
2.
After SHSY receives the first payment the Amount, BANK shall assist SHSY to complete the Property Right Transition. The second payment, which is 5,281,620 RMB, shall be paid to BANK within 3 days after completion of the Property Right Transition.

Article Three:
SHSY sells the property in its current condition. When BANK receives the property, BANK shall have all the decoration, annex and other fitments, as seen in the attachments:

Attachment1: The layout of the first floor
Attachment2: The layout of the second floor
Attachment3: The Building decoration, fitments and material standard

Article Four:
Within 3 days after the completion of the Property Right Transition, SHSY shall inform BANK to process the procedure of checking and accepting. Within 3 days after informed day, BANK shall check the condition of the Building, the decoration and other fitments. Thereafter SHSY shall give BANK the keys as the sign of completion of the Property Transition. Afterwards, all the risks related to the Property shall be transferred to BANK.

Article Five:
BANK shall pay SHSY the Mutual Maintenance Fund, which SHSY has paid.

Article Six:
SHSY promises that SHSY shall try their best to assistant BANK to complete the Property Right Transition. BANK has the right to seek material damages from SHSY if SHSY tend to delay or does not offer related material.

Article Seven:
After the Contract effective, both parties shall pay all the taxes and fees according to related rules and regulations. SHSY shall pay the property management fee, water bill, power bill, gas bill, telecommunication bill and other fees that occur before the Property Transition. BANK shall pay all the fees that occur after the Property Transition.

Article Eight:
BANK shall pay SHSY penalty, which is 0.5% of Due Payment (the amount that should be but has not been paid to SHSY before deadline) every Due Day (the days after the deadline) if BANK does not pay SHSY as on the date in the Contract. If the Due Days aggregate more than 30 days, SHSY has the right to terminate the contract and seek material damages from BANK.

Article Nine:
SHSY shall pay BANK penalty, which is 0.5% of received payment from BANK if SHSY does not transfer the property to BANK as on the date in the contract (including the Property Transition and Property Right Transition). If due day be more than 30 days, BANK has the right to terminate the contract and seek material damages from SHSY.

Article Ten:
According to both parties, the signed amendments of article or agreement (the Amendment) are part of the Contract. In case that the Amendments are in conflict with the Contract, the Amendment takes preference.

Article Eleven:
The Contract is compliant to rules and regulations of the People’s Republic of China. If any disputes during fulfilling terms of the Contract, they shall be settled on the basis of negotiation. If not, SHSY lawsuit shall be submitted to the People’s Court.

Article Twelve:
There are five copies of the Contract with equal force and effect, which become effective after both parties sign or seal them. Two copies are for each party and one for the Property Management Institute.